Exhibit 99.1

                     AMCORE FINANCIAL, INC. ANNOUNCES STOCK
                    REPURCHASE PROGRAM AND QUARTERLY DIVIDEND

ROCKFORD, Ill., May 4 /PRNewswire-FirstCall/ -- AMCORE Financial, Inc. (Nasdaq:
AMFI) announced today its Board of Directors has authorized the repurchase up to 3 million shares, or approximately 12 percent, of diluted shares outstanding.

The repurchase authorization is for a 12-month period and will be executed through open market or privately negotiated purchases. AMCORE has 25.0 million diluted shares of common stock outstanding as of March 31, 2006. The repurchased shares will become treasury shares.

Kenneth E. Edge, chairman, president and chief executive officer of AMCORE, said, "We believe the repurchase of our own shares will enable us to take advantage of an attractive investment opportunity given the current price level of our stock. We feel this investment will be of benefit to both the Company and its stockholders and that this program demonstrates AMCORE's commitment to shareholder value. We remain committed to our branch expansion program, which we believe will raise our growth rates above historic levels and add long-term value to shareholders."

The Board of Directors also declared a quarterly dividend of $0.185 per share. The dividend is payable to shareholders of record on June 1, 2006 and is payable June 12, 2006. AMCORE has declared dividends every quarter since its formation in June 1983.

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AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.4 billion with 74 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward- looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe," "expect," "anticipate," "plan," "estimate," "should," "may," "will" or similar expressions identify forward- looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward- looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends;
(X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at http://www.AMCORE.com .

SOURCE AMCORE Financial, Inc.
  -0-                             05/04/2006
  /CONTACT: media inquiries, Katherine Taylor, Investor Relations Manager, +1-815-961-7164, or financial inquiries, Don Wilson, Chief Financial Officer, +1-815-961-2721, both of AMCORE Financial, Inc./
  /Web site:  http://www.AMCORE.com /
  (AMFI)